Exhibit 10.35

[Letterhead]

September 21, 2005

Hand Delivery

Mr. Steven Schneider
Chief Executive Officer
ZAP
501 Fourth Street
Santa Rosa, California 95401

Re:       ZAP v. Daimler Chrylser AG and Other Defendants

Dear Steve:

            Pursuant to our engagement and fee agreement signed September 20, 2005, Browne Woods & George LLP indentifies below those Partners to whom the 750,000 fully-vested Common Stock Purchase Warrants should be issued and their respective Social Security numbers:

Allan Browne	165,000
Edward A. Woods	165,000
Benjamin D. Scheibe	60,000
Peter W. Ross	105,000
Robert B. Broadbelt	37,500
Sylvia P. Lardiere	37,500
Miles Feldman	30,000
Eric M. George	127,500
Michael A. Bowse	22,500

Total	750,000

            Please arrange to issue the Warrants and deliver them to us as provided in Paragraph 1A of the engagement and fee agreement.

Sincerely yours,

/s/ Eric M. George
Eric M. George

EMG/kh